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                               EXHIBIT 10(j)



                             BANCTEXAS,  N.A.


                      FINANCIAL MANAGEMENT POLICIES



                      APPROVED:  SEPTEMBER 15, 1994


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
                       FINANCIAL MANAGEMENT POLICIES


                            TABLE OF CONTENTS


I. INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

II. OBJECTIVES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

III. FINANCIAL MANAGEMENT PRICING OBJECTIVE . . . . . . . . . . . . . . . . . . . . . . .1

IV. INTEREST RATE RISK MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

V. ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
   A. Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
   B. Objective of Holding Securitized Assets . . . . . . . . . . . . . . . . . . . . . .3
      1. Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      2. Liquidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      3. Regulatory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      4. Local Community Support . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      5. Pledging. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   C. Portfolios of Securitized Assets. . . . . . . . . . . . . . . . . . . . . . . . . .4
      1.  Securities Held To Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . 4
      2. Securities Carried at Market Value (Trading Securities) . . . . . . . . . . . . 4
      3. Securities Available For Sale . . . . . . . . . . . . . . . . . . . . . . . . . 5
   D. Mortgage Derivative Products. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
      1. Mortgage Derivative Products Held To Maturity . . . . . . . . . . . . . . . . . 5
      2. Mortgage Derivative Products Carried at Market Value. . . . . . . . . . . . . . 5
      3. Mortgage Derivative Products Held as Available For Sale . . . . . . . . . . . . 5
      4. Internal Control of Derivative Products . . . . . . . . . . . . . . . . . . . . 6
         a. Investment Limitations on High Risk Mortgage Derivative Products . . . . . . 6
         b.  Testing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
         c. Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
         d. Recordkeeping . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
         e. Counterparty Limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
   E. Portfolio of Non-Securitized  Assets. . . . . . . . . . . . . . . . . . . . . . . .7

VI. LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

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
                           FINANCIAL MANAGEMENT POLICIES


                              TABLE OF CONTENTS
                                 (continued)


VII. HEDGE INSTRUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     A. Futures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
        1. Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
        2. Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
           a. Hedging Securities Carried at Market Value (Trading Securities . . . . . . 8
           b. Hedging Securities Held as Available for Sale . . . . . . . . . . . . . . .8
        3. Types of Permissible Contracts. . . . . . . . . . . . . . . . . . . . . . . . 9
        4. Limits on Number of Permissible Contracts . . . . . . . . . . . . . . . . . . 9
        5. Internal Controls of Futures Activity . . . . . . . . . . . . . . . . . . . . 9
     B. Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
        1. Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        2. Types of Permissible Contracts. . . . . . . . . . . . . . . . . . . . . . . . 9
        3. Limits on Number of Permissible Contracts . . . . . . . . . . . . . . . . . .10
           a. Exchange Traded Options . . . . . . . . . . . . . . . . . . . . . . . . . 10
           b. Over-the-Counter Options. . . . . . . . . . . . . . . . . . . . . . . . . 10
        4. Internal Controls of Options Activity . . . . . . . . . . . . . . . . . . . .10
     C. Interest Rate Exchange Agreements . . . . . . . . . . . . . . . . . . . . . . . 10
        1. Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
        2. Approved Counterparties . . . . . . . . . . . . . . . . . . . . . . . . . . .10
        3. Counterparty Credit Exposure. . . . . . . . . . . . . . . . . . . . . . . . .11
     D. Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

VIII.  RESPONSIBILITY FOR ASSET/LIABILITY MANAGEMENT. . . . . . . . . . . . . . . . . . 11
     A. Asset/Liability Management Committee. . . . . . . . . . . . . . . . . . . . . . 11
     B. Authorities, Duties and Responsibilities for Financial Transactions . . . . . . 11
     C. Credit Criteria and Quality Ratings . . . . . . . . . . . . . . . . . . . . . . 13
     D. Limitation of Transaction Amounts . . . . . . . . . . . . . . . . . . . . . . . 14
     E. Diversification/Concentration . . . . . . . . . . . . . . . . . . . . . . . . . 14
     F. Approved Brokers and Dealers. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     G. Safekeeping . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

IX.  EXCEPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

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I.     INTRODUCTION

       The Board of Directors (the Board) of BancTEXAS, N.A. (the Bank) acknowledges the Bank is a financial intermediary serving the needs of consumers and companies throughout the State of Texas. The Board also acknowledges the Bank is a regulated entity operating under the rules and regulations of the State of Texas, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency. With these acknowledgments in mind, the Board establishes certain financial management policies, as detailed in the following sections.

II.    OBJECTIVES

       BancTEXAS, as a full-service commercial bank operating in Texas, is organized to meet the following objectives:

           A. To serve the financial service needs of its customers, which includes accepting deposits and making loans.

           B. As a financial intermediary, the primary source of income will be net interest income.

           C. Because the Bank is a subsidiary of a stockholder-owned corporation, the Board anticipates the Bank will only engage in activities that are profitable and consistent with the stockholders' objective of providing superior returns on equity.

           D. As the Bank is a regulated entity with benefit of Federal Insurance on certain of its liabilities, the Board directs management to engage only in activities consistent with such regulations.

III.   FINANCIAL MANAGEMENT PRICING OBJECTIVE

       As a financial intermediary, the Bank acts simultaneously as a borrower and a lender. In order to produce and maintain a positive net interest income, the Bank must exercise certain disciplines in the pricing of its assets and liabilities. It is the Bank's objective to acquire financial assets, financed by financial liabilities, such that a stable net interest margin (or expected total rate of return over and above funding costs, in the case of securities carried at market value) of at least 50 basis points will be received under a broad range of economic scenarios. This objective is achievable if the following facts are true:

           A. Liabilities are acquired at a "gross cost" not in excess of the cost of "wholesale funding" sources of like maturity.

           B. Acquired assets provide a "minimum net yield" of 50 basis points above the cost of comparable duration wholesale funding sources.

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       Definitions:

           A. Gross Cost - The total cost associated with servicing a liability, to include both interest expense and operational overhead.

           B. Wholesale Funding - The London Interbank Offering Rate (LIBOR) for maturities of up to one year (adjusted to bond equivalent yields), and the offered interest rate swap rate for maturities beyond one year (or alternatively, the bond equivalent yields implied by the Eurodollar futures contract traded on the Chicago Mercantile Exchange).

           C. Minimum Net Yield - The excess yield expected to be received after adjusting for costs associated with credit risk, optionality and administration.

       The minimum net interest margin of 50 basis points is a target, but is not a requirement. Some assets, such as U. S. Government or Agency securities, may not be available at sufficiently high minimum net yields to meet this net interest margin target.

IV.    INTEREST RATE RISK MANAGEMENT

       The Board recognizes that the following conditions exist with regard to interest rate risk:

           A. Interest rates are subject to change and do change in a manner that is not predictable.

           B. If the weighted average duration of financial assets varies materially from that of financial liabilities, the success of the objective to earn a positive net interest margin will be at risk when interest rates change.

       Therefore, the Board directs Management to monitor, at least monthly, the potential variability in the Bank's Net Market Value (defined as GAAP equity adjusted for market value gains or losses on all assets and liabilities, and recognition of deferrals). In addition, variability in net interest margin over a one year horizon is to be monitored at least quarterly. In each case, the measures of variability will be based upon interest rates rising and declining 100 to 400 basis points, in 100 basis point increments. Management is further directed to pursue all cost justified means to control the projected changes in both Net Market Value and Net Interest Margin to an amount not to exceed the following limits:

           Prospective Interest
               Rate Change                   +/- 100 bp           +/- 200 bp           +/- 300 bp   +/- 400 bp

           Maximum Change in
               Value Expressed As A
               Percentage Of Base                -15%                -30%                 -60%        -100%

       The Board directs Management to report to the Board, at each meeting, its compliance with the preceding directive. The Board recognizes the potential exists to exceed such limitations due to shifts in interest rates between the measurement periods.
       Consequently,

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       Management will be deemed in compliance with this policy if, on the date of each Board meeting, interest rate risk exposure is within the aforementioned limits.

V.     ASSETS

       A.   Introduction

            The Bank's primary source of interest income will be derived from various types of loans. While loans are subject to the Financial Management Pricing Objective previously stated, other lending policies and procedures are covered under separate policy statements. The remainder of this section deals with assets in securitized form.

       B.   Objective of Holding Securitized Assets

            The investment in securitized assets is appropriate for the following purposes:

            1.    Investment

                  The Bank may invest in securitized assets whose net interest margin (or total rate of return for trading assets) is consistent with the Financial Management Pricing Objective.

            2.    Liquidity

                  The Bank may invest in short-term, high-quality assets that meet liquidity needs. The net interest margin from these assets will typically be less than that consistent with the Financial Management Pricing Objective. The Board directs Management to maintain such assets to ensure compliance with all applicable regulations at all times. The Board anticipates Management will seek to optimize the return on such investments in a manner consistent with their short-term, high-quality nature.

            3.    Regulatory

                  The Bank may invest in those assets that are acquired pursuant to regulation. An example of such assets is stock in a Federal Home Loan Bank.

           4.     Local Community Support

                  Because of its position in various communities within which it operates, the Bank is called upon to support financing requirements of municipal, county and state governments. Rated securities may be evaluated similar to other types of investments. However, unrated securities may also be purchased if the underlying credit of the issuer is deemed to be acceptable. The credit risk of such securities should be carefully evaluated, with the assistance of lending personnel when appropriate.

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

           5.     Pledging

                  Associated with its liquidity objective, the portfolio should include a sufficient amount of securities that can be pledged to obtain public deposits and repurchase agreements. Although public deposits and repurchase agreements are not viewed as the primary sources of the Bank's funding, they can be supplemental sources of liquidity when needed.

       C.      Portfolios of Securitized Assets

               1.  Securities Held To Maturity

                   a. Securities the Bank purchases with the positive intent and ability to hold to maturity shall be designated as such at the time of purchase, and accounted for at amortized cost in the statement of financial position.

                   b. Securities classified as held to maturity will not be disposed of except, for example, upon transfer to the portfolio of securities available for sale pursuant to the strict guidelines set forth in this policy, upon the exercise of an imbedded call or put option, or due to a material downgrade in credit rating of two rating levels or more. Sales of securities that have experienced such a credit downgrade are not deemed mandatory by this policy.

               2.  Securities Carried at Market Value (Trading Securities)

                   a. Securities the Bank purchases for the purpose of active management shall be designated as such at the time of purchase, and accounted for at market value in the statement of financial position. All realized and unrealized gains and losses will, therefore, be recognized in the current period's earnings.

                   b. It is the policy of this Bank that all assets and purchase commitments within the trading portfolio will be hedged against interest rate risk to the extent deemed prudent by Management. Management is directed to pursue a trading strategy whereby securities are purchased at a relatively wide net hedged spread to funding cost, and sell securities when this net hedged spread is relatively narrow.
                        It is Management's responsibility to determine the conduct of this portfolio. It is the Board's expectation that the total rate of return of this portfolio will, over time, be superior to that of a short-term money market portfolio, a proxy for which shall be the London Interbank Offering Rate (LIBOR) of one month maturity.

                   c. The portfolio of securities carried at market value is limited in the sum of total assets and purchase commitments to an aggregate market value equal in amount to 25% of assets. Additionally, the estimated loss exposure of the portfolio shall be limited to an amount equal to the Bank's loans-to-one borrower limit.

                    d. In order to demonstrate the Bank's active management of securities carried at market value, those securities which remain in the portfolio for one year, as of their purchase anniversary date, will be transferred, at market value, to the portfolio of securities available for sale. All such decisions will be subject to review and concurrence at the appropriate Asset/Liability meeting and will be documented in the meeting minutes.

               3.  Securities Available For Sale

                   a. Securities the Bank purchases without the intent of active management, or without the positive intent and ability to hold to maturity, or such securities transferred pursuant to this policy, shall be designated as available for sale and accounted for at market value with tax-effected unrecognized market value gains or losses reflected in the equity section of the statement of financial position.

                   b. It is the policy of this Bank that all assets within the available for sale portfolio will be hedged against interest rate risk to the extent deemed prudent by Management.

       D.      Mortgage Derivative Products

               1.  Mortgage Derivative Products Held To Maturity

                   Mortgage derivative products the Bank purchases with the positive intent and ability to hold to maturity shall, prior to purchase, be tested in accordance with the FFIEC Policy Statement on Securities Activities (February 10, 1992). Securities passing the three-phase test are acceptable investments in the portfolio of securities held for investment. Such a security shall be accounted for at amortized cost in the statement of financial position.

               2.  Mortgage Derivative Products Carried at Market Value

                   Mortgage derivative products the Bank purchases with the intent of active management will be assigned to the portfolio of securities carried at market value. There is no restriction on the types of mortgage derivative products that can be purchased for this purpose, except that imposed by regulation.

               3.  Mortgage Derivative Products Held as Available For Sale

                   Some mortgage derivative products provide mortgage assets with protection from interest rate risk. For example, principal-only stripped mortgage-backed securities (POs) stripped from moderately discount-priced MBS provide net call protection for mortgage asset portfolios hedged with Treasury-based instruments such as interest rate swaps or futures. The purchase and sale of mortgage derivative products is authorized to the extent the hedging characteristics of such products are documented at the time of purchase and such products provide protection from

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                   interest rate risk. Mortgage derivative products qualifying under this section are limited to the following:

                   a. Principal-only securities derived from collateral priced below par in the market at purchase, or principal-only tranches derived from principal-only securities;

                   d. Any other derivative product with unambiguous hedging properties that can be demonstrated at purchase, as permitted by applicable regulations. The purchase of such an asset will lead to a revision of this policy wherein the specified derivative security type will be listed above.

               4.  Internal Control of Derivative Products

                   a. Investment Limitations on High Risk Mortgage Derivative Products

                        1) Total investment in high risk derivative products shall not exceed 25% of Unimpaired capital;

                        2) Specific investment in any one high risk mortgage derivative product shall not exceed the limitation above or the limitation on loans-to-one borrower, whichever is less.

                   b.   Testing

                        Prior to purchase, all mortgage derivative products will be tested in accordance with the FFIEC Policy Statement on Securities Activities (February 10,
                        1992). Securities passing the applicable tests may be held-to-maturity. Securities failing any one of the applicable tests will be deemed "high risk," and must be held as available for sale or trading, based on management's intent. All mortgage derivative products will be re-tested in July of each year. Additionally, high risk securities will be re-tested in January, April and October of each year to ensure quarterly testing in accordance with the FFIEC Policy Statement. Any securities held for investment that fail a subsequent test must be reclassified as available for sale or trading, as appropriate.

                        Assumptions used for conducting the tests must be retained with the test results. The following methods of testing are acceptable:

                           1)     Tests using Bloomberg analytics based on
                                              ---------
                                  median prepayments of Wall Street dealers;

                           2) Tests using models developed by, or approved by, BancTEXAS personnel based on reasonable and documented prepayment assumptions.

                   c.   Reporting

                        All purchases and sales of high risk mortgage derivative products will be reported to the President and the Board of Directors with a description of the product. Such reports will include the economic rational for the transaction and its impact on the Bank's Net Market Value over an 8% range of interest rate shifts. Additionally, their combined impact on the Bank's Net Market Value, covering the same span of interest rates, will be reported to the Board of Directors on a monthly basis.

                   d.   Recordkeeping

                        Records shall be maintained detailing the rationale for transactions, as well as an evaluation regarding the expected and actual performance of such securities. Such records are to be sufficiently detailed so as to enable internal auditors and examiners to verify:

                        1) the intent of the initial purchase was consistent with the objectives embodied within this policy, and;

                        2) the Board has reviewed, at least quarterly, all high-risk mortgage securities to determine whether these instruments are adequately satisfying the interest rate risk reduction objectives of this policy.

                   e.   Counterparty Limits

                        The approved counterparties and aggregate limits listed in this policy for counterparties to interest rate exchange agreements shall apply to the aggregate agreements, OTC options and applicable off-balance sheet mortgage derivative products per counterparty.

       E.      Portfolio of Non-Securitized  Assets

               Due to pricing decisions in its own loan markets, net shrinkage on interest-earning assets, or relatively attractive pricing from time to time in other markets, Management may choose to invest in purchased whole loans. Such a purchase will be conducted consistent with the Financial Management Pricing Objective with full consideration of the credit risk present in such an asset. All purchases of whole loans, unless specifically indicated and documented otherwise, are done so with the positive intent and ability to hold such whole loans to maturity. Therefore, all such whole loans will be accounted for at amortized cost in the statement of financial position.

VI.    LIABILITIES

       A. In the selection of various funding sources to support the asset base of the Bank, the Board acknowledges a bias in favor of retail deposits. This bias is caused by the inherent stability, collateral efficiency and the typical cost benefit of using such funds. This bias notwithstanding, the Board supports a practice of utilizing the funding source with the lowest all-in cost.

       B. Due to marginal pricing decisions, the potentially negative economic impact of rapid growth in the retail deposit base, or attractive pricing from time to time in other markets, the Board anticipates that Management will augment its deposit-oriented source of funds with other liability types. These types will include, but not be limited to:

           1.  Federal Home Loan Bank Advances;
           2.  Federal Funds Purchased under Agreement to be Resold
           3.  Secured or Unsecured Debt;
           4.  Reverse Repurchase Agreements;
           5.  Dollar Reverse Repurchase Agreements.

VII.   HEDGE INSTRUMENTS

       A.  Futures

           1.  Purpose

               The purpose for the use of financial futures contracts is to hedge assets in portfolios of securities carried at market value or held as available for sale. The Board expressly forbids the use of futures contracts for speculative purposes.

            2.  Accounting

               a.   Hedging Securities Carried at Market Value (Trading
                    Securities)

                    All market value gains or losses will be reflected in the statement of income.

               b.   Hedging Securities Held as Available for Sale

                    All unrecognized gains will be reflected as a tax-effected adjustment to equity section of the statement of position. Recognized gains will be reflected in the statement of income to the extent that the asset(s) being hedged has been liquidated. If the hedged asset(s) has not been liquidated, recognized gains will be reflected as a tax-effected adjustment to the equity section of the statement of position. Such recognized gains will be amortized over the original term of the hedge and reflected in the statements of income over the amortization period.

            3.  Types of Permissible Contracts

                It is the Bank's policy to limit financial futures transactions to interest rate contracts listed on either the Chicago Board of Trade or the Chicago
                Mercantile Exchange.

            4.  Limits on Number of Permissible Contracts

                a. Treasury Bond Futures - 2,000 contracts, or $200,000,000 face amount
                b. Treasury Note Futures - 3,000 contracts, or $300,000,000 face amount
                c. Treasury Bill Futures - 5,000 contracts, or $5,000,000,000 face amount
                d. Eurodollar Futures - 5,000 contracts, or $5,000,000,000 face amount

            5.  Internal Controls of Futures Activity

                The following principles will be applied by Management to ensure futures positions and activities are conducted in a safe and sound manner:

                a. The individuals that execute futures transactions will be different from those individuals recording the futures transactions;

                b. The Bank will independently track daily settlement amounts for comparison with broker calculated amounts to ensure accuracy;

                c. A summary of the Bank's futures positions will be presented to the Board of Directors at each regularly scheduled meeting.

       B.  Options

           1.  Purpose

               The Bank acknowledges that the price sensitivity of most mortgage-related assets, as well as callable and structured securities, will change disproportionately for interest rate swings of greater than 100 basis points. Such asymmetrical sensitivities give rise to the need for options. It will be the policy of the Bank to make the purchase of options deemed prudent by Management, subject to the review by the Board of Directors. Sales of options are permitted only to the extent that sales are offset by existing long positions having either the same strike price or one that is closer "to-the-money." Additionally, the Board expressly forbids the use of options contracts for speculative purposes.

           2.  Types of Permissible Contracts

               It is the Bank's policy to purchase options from one of two sources: Exchange traded options contracts listed on either the Chicago Board of Trade or the Chicago
               Mercantile Exchange; or over-the-counter (OTC) options written by corporate entities that have long-term debt ratings of no lower than "A", as determined by either
               Moody's or Standard and Poor's Ratings Services. The permissible exchange-traded contracts are limited to options on Treasury Bond Futures, Treasury Note Futures, Treasury Bill Futures, and Eurodollar Futures.

           3.  Limits on Number of Permissible Contracts

               a.   Exchange Traded Options

                    1) Treasury Bond Futures - 10,000 contracts, or $1,000,000,000 face amount;
                    2) Treasury Note Futures - 10,000 contracts, or $1,000,000,000 face amount;
                    3) Treasury Bill Futures - 10,000 contracts, or $10,000,000,000 face amount;
                    4)  Eurodollar Futures - 5,000 contracts, or
                        $5,000,000,000 face amount.

                 b. Over-the-Counter Options

                    Because of the wide diversity of OTC options, the limitations on such options will relate to the degree of counterparty credit risk assumed. The approved counterparties and aggregate limits established pursuant to this policy for counterparties of interest rate exchange agreements shall additionally be applied to the aggregate notional amount of interest rate exchange agreements and OTC options for each counterparty. For each such counterparty, aggregate exposure shall be limited to the applicable loans-to-one borrower limit.

           4.  Internal Controls of Options Activity

               The same controls that have been mandated by the Board in the previous section relating to futures activity shall apply to options activity.

       C.  Interest Rate Exchange Agreements

           1.  Purpose

               Interest rate exchange agreements serve to protect the Bank from interest rate risk by extending the maturity of short-term liabilities. The Board expressly forbids the use of such agreements for speculative purposes.

           2.  Approved Counterparties

               Management is permitted to enter into interest rate exchange agreements with any counterparty that is an Approved Broker or Dealer, as named in this policy, or is identified as a "Primary Dealer" as determined by the Federal Reserve Bank of New York, provided such counterparties have long-term debt ratings, as determined by Moody's or Standard and Poor's, of no lower than A/A. If a primary dealer who is unnamed in this policy is selected as a counterparty, the policy will be amended to add said dealers name, and said dealer will be subject to the same level of credit scrutiny as required in this policy for named counterparties.

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

           3.  Counterparty Credit Exposure

               Any interest rate exchange agreement, or OTC option, carries the potential of loss due to the counterparty's failure to fulfill its obligation under such agreement. For this reason, minimizing counterparty credit risk is of great importance. Since the degree of credit risk does not relate directly to the aggregate notional amount of positions with a given counterparty, it is impractical to assign counterparty limits relating to notional amount. Consequently, Management is charged with the responsibility of minimizing counterparty credit risk by assessing the incremental credit impact of any anticipated transaction, as it relates to existing or potential counterparties. Further, Management should actively seek, whenever economically practical, to conduct prospective transactions with counterparties such that the resulting aggregate exposure is less than that which would exist prior to the transaction, or such that the resulting aggregate exposure of the Bank, if greater, is minimized.
               Explicit in this mandate is the prudent diversification of swap and OTC option positions among approved counterparties that comprise efficient market-makers.
               If the aggregate exposure of a given counterparty exceeds the applicable loans-to-one borrower limit, Management is directed to modify an existing position(s) such that the counterparty exposure is reduced below the loans-to-one borrower limitation. However, this requirement is waived when counterparty credit exposure is adequately covered by collateral held by BancTEXAS or with an acceptable third party. Management will report quarterly on existing aggregate positions with each counterparty and their respective applicable limits.

       D.  Accounting

           Accounting for Financial futures, options, and interest rate exchange agreements will be consistent with Generally Accepted Accounting Principles.

VIII.  RESPONSIBILITY FOR ASSET/LIABILITY MANAGEMENT

       A.  Asset/Liability Management Committee

           The overall Asset/Liability and Investment affairs of the Bank are the responsibility of the Board and President of the Bank. The Board and President will base its decisions regarding asset/liability management upon information and recommendations formulated by the Asset/Liability Management Committee of First Banks, Inc, acting as consultant. Minutes of any meetings held to decide asset/liability policy and strategy will be maintained.

       B.  Authorities, Duties and Responsibilities for Financial
           Transactions

           1.  The Bank has retained Messrs. Allen H. Blake, Stan
               C. Faries and Edward D. Furman, officers of First Banks, Inc., to give investment advice to the Bank. Subject to prior approval by the President and Chief Investment Officer of the Bank, Nathan C. Collins, or in his absence by the Regional President and Investment Officer of the Bank, David F. Weaver, Messrs. Allen H. Blake, Stan C. Faries and Edward D.

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
               Furman, officers of First Banks, Inc., are hereby jointly and severally authorized on the behalf of the Bank:

               a. To purchase and sell for any Bank Portfolios, on a current or forward settlement basis, securities and other investments as listed below. Such securities shall include mortgage derivative products as defined in the FFIEC Policy Statement on Securities Activities (February 10, 1992), to the extent permitted by regulation.

                    1)  Direct obligations of the U. S. Treasury

                    2) Obligations of U. S. Government agencies and corporations:
                        a)     General obligation and debt issues
                        b)     Mortgage-backed and mortgage derivative
                               securities

                    3)  Obligations of states and political
                        subdivisions, subject to the credit limitations detailed below:
                        a)     General obligations
                        b)     Industrial revenue bonds
                        c)     Other revenue bonds

                    4) Certificates of deposit and time deposits, including:
                        a) Regular domestic certificates of deposit which are direct placements and are insured for principal and interest by BIF or SAIF
                        b)     Eurodollar certificates of deposit and
                               time deposits
                        c) Domestic certificates of deposit and time deposits of foreign banks

                    5)  Bankers' acceptances and commercial paper

                    6)  Corporate bonds and notes

                    7)  Mortgage-backed securities and mortgage
                        derivative securities issued by private issuers

                    8)  Asset-backed securities

                    9) Mutual funds, whose underlying assets are solely comprised of assets that can be invested directly in under this policy

               b. To purchase or sell securities and money-market instruments under repurchase, reverse repurchase or dollar reverse repurchase agreements. Collateral for repurchase agreements shall be held by the Bank, the Bank's custodian, or a third party custodian.
                    In no circumstances is such collateral to be held by a dealer who is counterparty to the repurchase agreement transaction.

               c. To purchase or sell financial futures and options on financial futures as governed by this policy statement.

               d. To enter into interest rate exchange agreements and interest rate protection agreements as governed by this policy statement.

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
               e. To enter into advances from banks within the Federal Home Loan Bank System and to negotiate other borrowings.

           2. All purchases and sales made shall be agreed upon by any two individuals named above prior to the transaction. Exceptions to this are short-term investments and short-term borrowing transactions that may be made by any one person in order to assure maintenance of proper levels of liquidity.
               Additionally, any transaction listed below requires the prior approval of Mr. Blake:

               a. Any transaction with a principal or notional amount in excess of $25 million;

               b. Any transaction involving a high risk mortgage derivative security as defined in the FFIEC Policy Statement on Securities Activities (February 10,
                    1992);

               c. Any interest rate swap or futures transaction creating over $2 million of average sensitivity for rate movements of +/- 100 basis points.

           3. All transactions and commitments, except for short-term investments and short-term borrowing transactions, will be submitted to the Board for ratification at the next meeting.

           4. The individuals named above are prohibited from conducting personal transactions of a similar nature as those conducted on the Bank's behalf with the same securities dealer. The Corporate Secretary is directed to provide certified copies of this prohibition to the Approved Securities Dealers, as named in this policy.

       C.  Credit Criteria and Quality Ratings

           1. Rated municipal securities must be rated Baa/BBB or higher if the security is a general obligations security. Revenue bonds and corporate bonds must be rated at least A/A. Insured bonds must be analyzed to determine the underlying creditworthiness of the insurer. The minimum acceptable underlying rating is Baa/BBB.

           2. Instate general obligation bonds that are non-rated will be purchased only after the creditworthiness of the issuer has been established. Out-of-state non-rated general obligation bonds will not be purchased, unless prior approval of the Board has been received. These should be evaluated by lending personnel to determine creditworthiness.

           3. Industrial development revenue bonds may also be purchased by the Bank. These should be evaluated by lending personnel to determine creditworthiness, since the bonds are the obligation of the underlying corporation rather than that of the municipality.

           4. Certificates of deposit, time deposits, Eurodollar deposits, Federal funds sales and bankers' acceptances will be limited to obligations of selected institutions (foreign and domestic). These institutions will be selected based on their creditworthiness

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
               and their ability to serve our money market asset needs. The credit exposure to Correspondent Banks, including Federal funds sales, time deposits and demand deposits are reviewed no less frequently than quarterly by the Board, as outlined in the bank's Regulation "F" policy - Interbank Liability Risk Management

           5. Collateralized mortgage obligations, REMICs, or passthrough securities that are privately issued will only be purchased if rated no lower than Aa/AA.
               Collateralized mortgage obligations, REMICs, or passthrough securities issued by GNMA, FNMA or FHLMC, or securities backed by GNMA, FNMA or FHLMC mortgage securities require no credit analysis.

       D.  Limitation of Transaction Amounts

           1. The purchase of loans or securities on a current or future basis shall not be in excess of reasonably anticipated sources of funds.

           2. The purchase of forward commitment contracts shall not exceed limitations imposed by applicable regulations.

           3. The amount of borrowing under reverse repurchase agreements shall not exceed the amount of collateral owned by the Bank which is considered eligible by those firms designated as Approved Brokers and Dealers in this policy and/or banks within the Federal Home Loan Bank System.

       E.  Diversification/Concentration

           The investment portfolio should be structured to provide diversification of securities and risks. This includes not only avoiding undue concentration in securities of a single issuer or type of security, but also spreading maturities to avoid excessive maturities in a single period and varying the geographic area of the underlying collateral, structure, weighted average maturity and weighted average coupon of mortgage-backed and mortgage derivative securities to alter the effect of prepayments.

           Generally, not more than 100% of Unimpaired Capital should be invested in any single obligation of the U. S. Treasury or U. S. Government agencies or corporations. Investments in the debt obligations of any non-Government or non-Governmental agency issuer will be limited to 20% of the bank's Unimpaired Capital. Investments in obligations of states and political subdivisions will be limited to an aggregate of not more than 5% of assets for instate issuers and 2% of assets for issuers from other states.

       F.  Approved Brokers and Dealers

           1. The firms listed below are approved for all securities transactions. They are chosen from the list of "Primary Dealers" as determined by the Federal Reserve
                Bank of New York. In order to qualify as a "Primary Dealer," a firm is expected to make markets in the full range of Treasury Issues. In addition, each firm must exceed the minimum capital standards for their industry and demonstrate the internal systems to manage their positions and credit risks. In looking at a firm's capital strength, capital is related to the risk exposure of positions taken. Additionally, the experience and capability of a firm and its key personnel are also considered. A Primary Dealer is expected to have strong management, experienced trading personnel, an efficient sales staff and operational capabilities to process and account for its transactions efficiently and accurately. Proper controls of all operations by management and auditing staffs are also essential. These aspects of a firm, among others, are reviewed in on-site inspections by the Federal Reserve Bank of New York's Dealer
                Surveillance Staff. Each of these dealers has demonstrated a consistent willingness to provide complete and timely disclosure of financial information.

                Management is charged with the responsibility of formalizing and documenting the broker and counterparty review process and establishing exposure limits based on each firm's financial strength. Compliance with these exposure limits will be documented and reported quarterly to the Board. First Banks, Inc. personnel have had long-standing relationships with each firm, and have found each to have a reputation for fair and honest dealings. However, First Banks, Inc. and Bank personnel shall not rely upon advice of any representatives of said firms due to potential conflicts of interest that may be detrimental to the Bank.

                a.   Merrill Lynch Government Securities, Inc.;
                b.   Salomon Brothers, Inc. and its affiliate, Salomon
                     Swapco;
                c.   Prudential Securities, Inc.;
                d.   CS First Boston and its parent, Credit Suisse;
                e.   Lehman Brothers Government Securities, Inc.
                f.   Bankers Trust;
                g.   J.  P.  Morgan and its affiliate, Morgan Guaranty
                     Trust;
                h.   Kidder Peabody & Co., Inc.

           2. Management is authorized to deal with any other Primary Dealer without the credit review required above, provided that no transaction with such a dealer creates a commitment or obligation that extends for a period exceeding four months.

           3. Management is authorized to deal with other firms that are not Primary Dealers if such transactions are conducted on a "delivery versus payment" basis through a Primary Dealer or a Federal Reserve Bank.

           4. In addition to those firms listed above, Management is authorized to deal with:

                a.   Any bank in the Federal Home Loan Bank System;
                b.   Any bank in the Federal Reserve Bank System;
                c.   Federal Home Loan Mortgage Corporation;
                d.   Federal National Mortgage Association;
                e.   Government National Mortgage Association.

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

       G.  Safekeeping

           The approved safekeeping agents for BancTEXAS are:

           1.   Any Federal Reserve Bank;
           2.   Any bank in the Federal Home Loan Bank System;
           3. Any banking organization considered "adequately capitalized" by regulatory authorities;
           4.   Approved Broker / Dealers listed in section F.1. above
           5. Eurodollar CD's may be held in safekeeping by the issuing bank.

IX.    EXCEPTIONS

       It is recognized that circumstances will arise in which exceptions to this policy are in the best interest of the Bank. When this occurs, the exceptions will be reviewed by the President and the reasons therefore documented. These exceptions will then be reported to the Board of Directors at the next scheduled meeting.

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